2,750,000 SHARES


               PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



__________, 1996



John G. Kinnard and Company, Incorporated
  As Representative of the Several Underwriters
Kinnard Financial Center
920 Second Avenue South
Minneapolis, MN 55402

Dear Sirs:


         Pallet Recycling Associates of North America, Inc. (the "Company") proposes to issue and sell One Million Five Hundred Fifty Thousand (2,750,000) shares of Common Stock, $.01 par value (the "Common Stock"), of the Company subject to the terms and conditions stated herein, to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representative (the "Representative"), which 2,750,000 shares are herein called the "Firm Shares." In addition, solely to cover overallotments in connection with the sale of the Firm Shares, the Company proposes, subject to the terms and conditions stated herein, to grant to the Underwriters an option to purchase an additional number of shares not exceeding 412,500. The shares subject to the option are herein called the "Option Shares." The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein called the "Shares." As used in this Agreement, the term "Underwriter" includes any party substituted for an Underwriter under Section 9 hereof.

         As Representative, you have advised the Company (i) that you are authorized to enter into this Underwriting Agreement on behalf of the Underwriters, and (ii) that the Underwriters are willing, acting severally and not jointly, to purchase the numbers of the Firm Shares, aggregating in total 2,750,000 shares, set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares purchased if you elect to exercise the overallotment option in whole or in part for the accounts of the Underwriters.

         The Company hereby confirms its agreement to issue to the Representative a warrant for the purchase of 275,000 shares of the Company's Common Stock as described in Section 5 hereof (the "Representative's Warrant"), contingent upon the purchase by the Underwriters of the Firm Shares. The shares issuable upon exercise of the Representative's Warrant are referred to as the "Warrant Shares."


         1.       Representations and Warranties of the Company.

                  The Company represents and warrants to and agrees with each of the Underwriters as follows:

                  (a) A registration statement on Form S-1 with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the 1933 Act. Copies of the registration statement as amended to date have been delivered by the Company to the Representative. Such registration statement and all prospectuses included as a part thereof, all financial statements included therein, and all schedules and exhibits thereto, as amended at the time when the registration statement shall become effective, is herein referred to as the "Registration Statement," and the term "Prospectus" as used herein shall mean the final prospectus included as a part of the Registration Statement on file with the Commission when it becomes effective (except that if a prospectus is filed by the Company pursuant to Rules 424(b) and 430A under the 1933 Act, the term "Prospectus" as used herein shall mean the prospectus so filed pursuant to Rules 424(b) and 430A). The term "Preliminary Prospectus" as used herein means any prospectus used prior to the Effective Date (as defined in Section 4(a) hereof) and included as a part of the Registration Statement, including any prospectus filed with the Commission pursuant to Rule 424(a).

                  (b) When the Registration Statement shall become effective and at all times subsequent thereto up to each closing date, the Registration Statement and Prospectus and all amendments thereof and supplements thereto, will comply in all material respects with the provisions of the 1933 Act and the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, issuing a stop order with respect to the offering of the Shares or requiring the recirculation of a Preliminary Prospectus. When the Registration Statement shall become effective and when any post effective amendment thereto shall become effective, the Registration Statement (as amended, if the Company shall have filed with the Commission any post effective amendments thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement shall become effective and at all times subsequent thereto up to each closing date, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this Subsection 1(b) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to information furnished to the Company by the Underwriters in writing specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement. There is no contract or other document of the Company of a character required by the 1933 Act or the Rules and Regulations to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement, that has not been described or filed as required.

                  (c) The Company has no subsidiaries and is not affiliated with any other company or business entity in any material respect, except as disclosed in the Prospectus.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with full corporate power and authority, to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the business of the Company. The Company has all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own its properties and to conduct its business as described in the Registration Statement and Prospectus and is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business.

                  (e) The Company holds all licenses, certificates and permits from state, federal and other regulatory authorities necessary for the conduct of its business as described in the Registration Statement and Prospectus. There is not now pending, issued or outstanding, or to the knowledge of the Company threatened, any investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability or Notice of Forfeiture or similar action, suit or proceeding, or any complaint against the Company or any of its properties.

                  (f) The Company is not in violation of its Amended and Restated Certificate of Incorporation or Amended Bylaws. The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, which default would have a material adverse effect on the business, prospects, profits or condition of the Company. To the best of the Company's knowledge, the Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, which violation would have a material adverse effect on the business, prospects, profits or condition of the Company.

                  (g) The Company has full requisite power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and will be a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, if and when this Agreement shall have become effective in accordance with Section 8, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be affected by applicable federal or state securities laws. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of or constitute a material default under (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note, agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the property of the Company is bound, (ii) the Company's Amended and Restated Certificate of Incorporation or Amended Bylaws, or (iii) any statute or any order, rule or regulation of any court, governmental agency or body having jurisdiction over the Company. To the best of the Company's knowledge, no consent, approval, authorization or order of any court, governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the 1933 Act or under state securities laws.

                  (h) Except as is otherwise expressly stated in the Registration Statement or Prospectus, there are no actions, suits or proceedings pending before any court or governmental agency, authority or body to which the Company is a party or of which the business or property of the Company is the subject which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company, materially and adversely affect its properties or assets, or prevent consummation of the transactions contemplated by this Agreement. To the best of the Company's knowledge, no such actions, suits or proceedings are threatened.

                  (i) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. The outstanding Common Stock of the Company is duly authorized and validly issued, fully paid and nonassessable. The Shares conform in substance to the description thereof contained in the Registration Statement and Prospectus. The Shares to be sold by the Company hereunder have been duly authorized and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. No preemptive rights or similar rights of any security holders of the Company exist with respect to the issuance and sale of the Shares by the Company or exercise of the Representative's Warrant. Except as disclosed in the Prospectus, the Company has no agreement with any security holder which gives such security holder the right to require the Company to register under the 1933 Act any securities of any nature owned or held by such person either in connection with the transactions contemplated by this Agreement or after a demand for registration by such holder, or otherwise. Upon payment for and delivery of the Shares to be sold by the Company pursuant to this Agreement, the Underwriters will acquire good and marketable title to such Shares, free and clear of all liens, encumbrances or claims. The form of certificate evidencing the Shares will comply as to form with all applicable provisions of the laws of the State of Minnesota.

                  (j) The Representative's Warrant and the Warrant Shares have been duly authorized. The Representative's Warrant, when issued and delivered to the Representative, will constitute a valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance. The Warrant Shares when issued in accordance with the terms of this Agreement and pursuant to the Representative's Warrant, will be validly issued, fully paid and nonassessable, and subject to no preemptive rights or similar rights on the part of any person or entity. A sufficient number of shares of Common Stock of the Company have been reserved for issuance by the Company upon exercise of the Representative's Warrant.

                  (k) KPMG Peat Marwick LLP, whose report appears in the Prospectus, is a firm of independent accountants within the meaning of the 1933 Act and the Rules and Regulations. The consolidated financial statements of the Company, together with the related notes, forming part of the Registration Statement and Prospectus (the "Financial Statements") fairly present the financial position and the results of operations of the Company at the dates and for the respective periods to which they apply. The Financial Statements filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as may be otherwise stated therein.

                  (l) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and at any closing date, except as is otherwise disclosed in the Registration Statement or Prospectus, there has not been:

                  (i) any material adverse change in the capital stock or long-term debt (including any capitalized lease obligation), or material increase in the short-term debt of the Company;

                  (ii) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company;

                  (iii) any material adverse change, or any development involving a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders' equity, results of operations or general condition of the Company;

                  (iv)     any material transaction entered into by the Company;

                  (v) any material obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business that, in the aggregate, are not material; or

                  (vi) any dividend or distribution of any kind declared, paid or made on the Company's capital stock.

                  (m) Except as is otherwise disclosed in the Registration Statement or Prospectus, the Company has good and marketable title to all of the property, real and personal, described in the Registration Statement or Prospectus as being owned by the Company, free and clear of all liens, encumbrances, equities, charges or claims, except as do not materially interfere with the uses made and to be made by the Company of such property or as disclosed in the Financial Statements. Except as is otherwise disclosed in the Registration Statement or Prospectus, the Company has valid and binding leases to the real and personal property described in the Registration Statement or Prospectus as being under lease to the Company, except as to those leases which are not material to the Company or the lack of enforceability of which would not materially interfere with the use made and to be made by the Company of such leased property.

                  (n) The Company has filed all required federal and state income and franchise tax returns and paid all taxes shown as due thereon, except insofar as failure to file all required state income and franchise tax returns would not materially and adversely effect its business, profits or financial condition. The Company has no knowledge of any tax deficiency which either has been or might be asserted against it which would materially and adversely affect the Company's business or properties.

                  (o) No labor disturbance by the employees of the Company exists or, to the best of the Company's knowledge, is imminent which could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition or income of the Company.

                  (p)(i) The Company owns or possesses adequate rights to use all copyrights, patents, trademarks, intellectual property, and proprietary rights or information reasonably necessary for the conduct of its present or intended business as described in the Prospectus. There are no pending legal, governmental or administrative proceedings relating to copyrights, trademarks, intellectual property or proprietary rights or information to which the Company is a party or of which any property of the Company is subject. No such proceedings are, to the best of the Company's knowledge, threatened or contemplated against the Company by any governmental agency or authority or others.

                  (ii) The Company has not received any notice of conflict with asserted rights of others.

                  (iii) To the Company's knowledge, the Company does not infringe upon the rights or claimed rights of any person under or, with respect to, any of the intangible rights referred to in Section 1.(p)(i) above. Except as disclosed in the Prospectus, the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. To the best of the Company's knowledge, the Company is not using any confidential information or trade secrets of any other party.

                  (q) The Company intends to apply the proceeds from the sale of the Shares by it to the purposes and substantially in the manner set forth in the Prospectus.

                  (r) The Company does not have a defined benefit pension plan or other pension benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                  (s) To the best of the Company's knowledge, no person is entitled, directly or indirectly, to compensation from the Company or the Underwriters for services as a finder in connection with the transactions contemplated by this Agreement.

                  (t) The conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

                  (u) The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers, stockholders, or others) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Securities Exchange Act of 1934 (the "1934 Act") or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                  (v) The Company has not sold any securities in violation of
         Section 5 of the 1933 Act.

                  (w) The Company maintains insurance, which is in full force and effect, of the types and in amounts which are adequate for its business and in line with the insurance maintained by similar companies and businesses.

                  (x) Except as disclosed by the Company in writing to the Representative, each of the officers, directors and all stockholders who beneficially own 163,000 or more shares of the outstanding Common Stock of the Company (determined on a pre-stock split basis) have entered into a written agreement with the Representative which provides that for 360 days following the Effective Date, such person will not, without the Representative's prior written consent, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent, any of his or her Common Stock, or any options, warrants or rights to purchase Common Stock or any shares of Common Stock received upon exercise of any options, warrants or rights to purchase Common Stock, which are beneficially held by such persons during such 360-day period except pursuant to the terms of such written agreement.

                  (y) The Company is not engaged in any negotiations regarding any form of business combination with any other entity.

                  (z) The Company's application for designation of the Shares on the National Association of Securities Dealers Automated Quotations National Market System (the "NASDAQ National Market") has been approved.

                  (aa) To the best of the Company's knowledge, there are no affiliations with the National Association of Securities Dealers, Inc. (the "NASD") among the Company's officers, directors or five percent or greater security holders, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Representative.

         2.       Purchase, Sale, Delivery and Payment.

                  (a) On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase, at a purchase price equal to ________________________ ($____)
         per share, the respective amount of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters will collectively purchase all of the Firm Shares if any are purchased.


                  (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase an aggregate of up to 412,500 Option Shares at the same purchase price as the Firm Shares for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the Effective Date (as defined in
         Section 4(a) hereof) upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date on which certificates for such Option Shares are to be delivered. Option Shares shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The option granted hereby may be canceled by the Representative upon notice to the Company as to the Option Shares for which the option is unexercised at any time prior to expiration of the 30-day period.


                  (c) The Company will deliver the Firm Shares to the Representative at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota 55402, unless some other place is agreed upon, at 10:00 A.M., Minneapolis time, against payment of the purchase price at the same place, on the third full business day after trading of the Shares has commenced, or such earlier time as may be agreed upon by the Representative and the Company such time and place being herein referred to as the "First Closing Date."

                  (d) The Company will deliver the Option Shares being purchased by the Underwriters to the Representative at the above-referenced offices of Briggs and Morgan, Professional Association, set forth in
         Section 2(c) above, unless some other place is agreed upon, at 10:00 A.M., Minneapolis time, against payment of the purchase price at the same place, on the date determined by the Representative which shall not be earlier than two nor later than three full business days after the exercise of the option as set forth in Section 2(b), or at such other time not later than ten full business days thereafter as may be agreed upon by the Representative and the Company, such time and date being herein referred to as the "Second Closing Date."

                  (e) Certificates for the Shares to be delivered will be registered in such names and issued in such denominations as the Underwriters shall request at least two business days prior to the First Closing Date or the Second Closing Date, as the case may be. The certificates will be made available to the Underwriters in definitive form for the purpose of inspection and packaging at least 24 hours prior to each respective closing date.

                  (f) Payment to the Company for the shares shall be made by wire transfer to an account designated by it or by certified or official bank check or check, payable in immediately available funds, payable to the order of the Company.

                  (g) The Underwriters will make an offering of the Shares directly to the public (which may include selected dealers who are members in good standing of the NASD or foreign dealers not eligible for membership in the NASD but who have agreed to abide by the interpretation of the NASD's Board of Governor's with respect to free-riding and withholding) as soon as the Underwriters deem practicable after the Registration Statement becomes effective at the public offering price set forth in Section 2(a) above, subject to the terms and conditions of this Agreement and in accordance with the Prospectus. Concessions from the public offering price may be allowed selected dealers who are members of the NASD as the Underwriters determine and the Underwriters will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the public offering price and concessions may vary after the public offering. The Underwriters shall offer and sell the Shares only in jurisdictions in which the offering of Shares has been duly registered or qualified, or is exempt from registration or qualification, and shall take reasonable measures to effect compliance with applicable state securities laws.

                  (h) It is understood that the Representative, individually and not as a Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. No such payment by the Representative shall relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

                  (i) On the First Closing Date, the Company shall issue and deliver to you the Representative's Warrant against payment by you of the purchase price therefor of $50.

         3.       Further Agreements of the Company.

         The Company hereby covenants and agrees with the Underwriters as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible. It will notify you promptly, after the Company shall receive notice thereof, of the time when the Registration Statement, or any subsequent amendment thereto, has become effective or any supplement to the Prospectus has been filed. It will notify you promptly upon its obtaining knowledge of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose and will use its best efforts to prevent the issuance of any stop order and, if a stop order is issued, to obtain as soon as possible the withdrawal or lifting thereof. The Company will promptly prepare and file at its own expense with the Commission any amendments of, or supplements to, the Registration Statement and the Prospectus which may be necessary in connection with the distribution of the Shares by the Underwriters. All arrangements for the printing of the Registration Statement, the Prospectus and any related offering materials shall be subject to your reasonable approval. During the period when a Prospectus relating to the Shares is required to be delivered under the Act, the Company will promptly file any amendments of, or supplements to, the Registration Statement and the Prospectus which may be necessary to correct any untrue statement of a material fact or any omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will notify you promptly of any request by the Commission for any amendment of, or supplement to, the Registration Statement or the Prospectus or for any additional information. The Company will not file any amendment of, or supplement to, the Registration Statement or Prospectus, whether prior to or after the Effective Date, which shall not previously have been submitted to you and your counsel a reasonable time prior to the proposed filing or to which you shall have reasonably objected.

                  (b) The Company will cooperate with the Representative and its counsel in connection with the registration or qualification of the Shares for sale under the securities laws of such jurisdictions as the Representative and the Company may mutually designate, and the Company will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or registration. In each jurisdiction in which the Shares shall have been qualified or registered as above provided, the Company will continue such qualifications or registrations in effect for so long as may be required for purposes of the distribution of the Shares and make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction to permit secondary trading of the same; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (c) The Company will make generally available to its security holders an earnings statement (which need not be audited), in a form complying with Rule 158 under the 1933 Act, as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which occurs the first anniversary date of the Effective Date, meeting the requirements of Section 11(a) of the 1933 Act covering a period of at least 12 consecutive months beginning after the Effective Date.

                  (d) The Company will furnish to you, as soon as available, copies of the Registration Statement (one of which will be signed and which shall include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents including any prospectus prepared to permit compliance with Section 10(a)(3) of the 1933 Act, all in such quantities as you may from time to time reasonably request. The Company specifically authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use and distribute copies of such Preliminary Prospectuses and Prospectuses in connection with the sale of the Shares as and to the extent permitted by the federal and applicable state securities laws.

                  (e) For as long as the Company has more than 100 beneficial owners and is otherwise required to file periodic reports in compliance with the Securities Exchange Act of 1934, the Company will mail as soon as practicable to the holders of its Common Stock substantially all of the following documents, which documents shall be in compliance with this Section if they meet the requirements of Section 12 of the 1934
         Act:

                  (i) within forty-five days after the end of the first three quarters of each fiscal year, two copies of the quarterly unaudited statement of profit and loss and quarterly unaudited balance sheets of the Company and any material subsidiaries; and

                  (ii) within ninety days after the close of each fiscal year, two copies of the Company's balance sheet and the related statements of operations, stockholders' equity and cash flows, together with notes to the financial statements and a report thereon by a nationally recognized firm of independent accountants.

                  (f) During the five-year period commencing with the Effective Date and for as long as the Company has more than 100 beneficial owners, the Company will furnish to the Representative (i) concurrently with furnishing such reports to its stockholders, the reports described in Section 3(e) hereof, (ii) as soon as they are available, copies of all other reports (financial or otherwise) mailed to security holders; and (iii) as soon as they are available, copies of all reports and financial statements furnished to or filed by the Company with the Commission, the NASD, any securities exchange or any state securities commission or division. During such period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and any subsidiary or subsidiaries are consolidated and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (g) The Company will not, without the prior written consent of the Representative, sell or otherwise dispose of any capital stock of the Company (other than pursuant to currently outstanding options and warrants) within 180 days after the Effective Date.

                  (h) Subject to the proviso set forth below, the Company shall be responsible for and pay all costs and expenses incident to the performance of its obligations under this Agreement including, without limiting the generality of the foregoing, (i) all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses, the Prospectus and any amendments thereof or supplements to any of the foregoing; (ii) the issuance and delivery of the Shares, including taxes, if any; (iii) the cost of all certificates representing the Shares; (iv) the fees and expenses of the Transfer Agent for the Shares; (v) the fees and disbursements of counsel for the Company; (vi) all fees and other charges of the independent public accountants of the Company; (vii) the costs of furnishing and delivering to the Underwriters and dealers participating in the offering copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses, the Prospectus and any amendments of, or supplements to, any of the foregoing; (viii) the NASD filing fee; (ix) all accountable fees and expenses of counsel for the Representative incurred in qualifying the Shares for sale under the laws of such jurisdictions upon which the Representative and the Company may agree (including filing fees); and (x) the accountable expenses, not to exceed $65,000, of the Representative including but not limited to fees and expenses of the Representative's counsel (excluding the fees and expenses described in (ix) above), costs and expenses of conducting a due diligence investigation of the Company and due diligence meetings, and tombstone advertisements. The Representative acknowledges receipt of a $15,000 advance against the $65,000 accountable expense allowance referred to in the preceding sentence. In the event this Agreement is terminated pursuant to Section 8 below, the Company shall remain obligated to pay the Representative its actual accountable out-of-pocket expenses, not to exceed $65,000, plus any fees and expenses described in (ix) above.

                  (i) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (j) For a period of at least three years after the Effective Date, the Company will continue to file with the Commission all reports and other documents as may be required by Section 13 or 15(d) of the 1934 Act.

                  (k) Upon completion of this offering, the Company will use its best efforts to maintain its quotation of the Common Stock in the NASDAQ National Market or any national securities exchange for a period of at least three years.

                  (l) The Company will apply the net proceeds from the sale of the Shares to be sold by it substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (m) The Company will prepare and file with the Commission reports on Form SR in accordance with the 1933 Act and the Rules and Regulations and will supply copies of the Form SR, and any amendments or supplements thereto, to the Representative and its counsel within five days of their filing with the Commission.

                  (n) During the period ending 365 days from the Effective Date, the Company agrees that it will prior to the issuance of any press release affecting a material part of the Company's business, furnish copies thereof to you for your information, but not requiring your review or approval, before the time of the release.

                  (o) Prior to or as of either Closing Date, the Company shall have performed each condition to closing required to be performed by the Company pursuant to Section 4 hereof.

                  (p) The Company will furnish the Representative and its counsel, Briggs and Morgan, Professional Association, with all documents pertaining to the Company as either shall reasonably request, and the Company shall make available for consultation any person connected with the Company's business as the Representative or Briggs and Morgan, Professional Association, may reasonably deem necessary in furtherance of the Representative's due diligence examination of the Company.

                  (q) The Company hereby grants the Representative the right to act as sole selling agent, managing underwriting, or financial representative for the Company in the event the Company proposes to engage an agent in order to execute (i) a private offering of its equity or debt securities, (ii) an underwritten public offering of its equity or debt securities, or (iii) a corporate transaction such as a recapitalization, a merger and/or an acquisition, for the completion of which the Company proposes to engage a financial representative to act on its behalf. If it is reasonably determined by the Representative and the Company that it would be in the best interest of the Company for there to be more than one selling agent, underwriter or financial representative, then the Representative shall cooperate with the Company in taking such actions as shall be reasonably appropriate to add such other selling agent, managing underwriter or financial representative in addition to the Representative, and the Representative will participate on no less than an equal basis with such selling agent, underwriter or financial representative to facilitate the successful completion of the private offering, underwritten public offering or other corporate transaction. The right of first refusal provided hereby shall expire upon the earlier to occur of (i) the closing of the Company's first registered, underwritten public offering of its common stock following completion of this offering, or (ii) three years after the date of this Underwriting Agreement. Notwithstanding anything else contained herein, the right of first refusal provided hereby shall not apply to sales of the Company's equity or debt securities to existing holders of the Company's equity or debt securities; provided, however, that no agent is used to facilitate such sales.

         4.       Conditions of the Underwriters' Obligations.

         The respective obligations of the Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy of the representations and warranties of the Company in the case of the Firm Shares as of the date hereof and the First Closing Date (as if made on and as of the First Closing Date), and in the case of the Option Shares, as of the date hereof and the Second Closing Date (as if made on and as of the Second Closing Date), to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions on or before the First Closing Date in the case of the Firm Shares and on or before the Second Closing Date in the case of the Option Shares:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M. Minneapolis time, on the first full business day following the date of this Agreement, or such later date as shall be consented to in writing by you (the "Effective Date"). No stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission or any state securities commission or similar regulatory body. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters and their legal counsel.

                  (b) The Representative shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this Section 4(b) shall not apply to statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.

                  (c) Subsequent to the Effective Date, there shall not have occurred any change, or any development involving a prospective change, which materially and adversely affects the business or properties of the Company and which, in the reasonable opinion of the Representative, materially and adversely affects the market for the Shares.

                  (d) The Representative shall have received the opinion of Dorsey & Whitney, LLP., counsel for the Company, dated as of such respective closing dates and reasonably satisfactory in form and substance to the Representative and its counsel, substantially to the effect that:

                  (i) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, and (B) has the requisite corporate power to own, lease and operate its properties and conduct its businesses as described in the Prospectus.

                  (ii) The number of authorized and the number of issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization," and all issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. To the best knowledge of such counsel after due inquiry, the Company has not granted and is not required to grant any preemptive rights, contractual or otherwise, to securities holders of the Company with respect to the issuance or sale of the Shares by the Company pursuant to this Agreement. To the best knowledge of such counsel after due inquiry, no rights to require registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement exist other than those which have been waived. The Shares, Representative's Warrant and Warrant Shares conform as to matters of law in all material respects to the description of these securities made in the Prospectus, and such description accurately sets forth the material legal provisions thereof required to be set forth in the Prospectus.

                  (iii) The Company duly, properly and timely delivered notice to each shareholder of the Company which was entitled to receive such notice for the Company's special meeting of shareholders on April 4, 1996 in accordance with Minnesota law. Each action voted on at such special meeting was duly approved in accordance with Minnesota law.

                  (iv) The Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor, will be validly issued, fully paid and nonassessable.

                  (v) The certificates evidencing the Shares comply as to form with the applicable provisions of the laws of the State of Minnesota.

                  (vi) The Representative's Warrant has been duly authorized, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or other laws of general application affecting the rights of creditors generally and by judicial limitations on the right of specific performance and other equitable remedies, and except as the enforceability of indemnification or contribution provisions hereof may be limited by federal or state securities laws. The Warrant Shares when issued in accordance with the terms of this Agreement and pursuant to the Representative's Warrant, will be validly issued, fully paid, nonassessable and subject to no preemptive rights granted or required to be granted by the Company or similar rights on the part of any person or entity. A sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Representative's Warrant.

                  (vii) The Registration Statement has become effective under the 1933 Act and, to the best knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                  (viii) There are no (A) material legal or governmental proceedings or (B) material statutes, agreements, contracts, leases, or other documents of a character required by the 1933 Act and the Rules and Regulations to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein or filed as required.

                  (ix) To the best of such counsel's knowledge after due inquiry, the Company has not received any notice of conflict with the asserted rights of others in respect of any patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, or other intellectual property or similar rights, nor of any threatened actions with respect thereto, which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the general affairs, financial position, net worth or results of operations of the Company.

                  (x) To the best of such counsel's knowledge after due inquiry, there are no legal, governmental or administrative proceedings pending or threatened against the Company that relate to patents, trademarks, copyrights or other intellectual property.

                  (xi) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the issuance and sale of the Shares as contemplated under this Agreement, except as have been obtained or may be required under the 1933 Act or under state or other securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (xii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and supporting financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations, and the conditions for use of a registration statement on Form S-1 for the distribution of the Shares have been satisfied with respect to the Company.

                  (xiii) This Agreement has been duly authorized by all requisite corporate action, executed and delivered by, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification or contribution provisions hereof may be limited by action of a court interpreting or applying federal or state securities laws or equitable principles.

                  (xiv) The performance of this Agreement and the consummation of the transactions described herein will not result in a violation of or default under, its Amended and Restated Certificate of Incorporation, as amended, or Amended Bylaws. The performance of this Agreement and the consummation of the transactions described herein will not result in a violation of, or a default under, the terms or provisions of (i) any material bond, debenture, note, contract, lease, license, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (ii) any law, rule or regulation of the United States or the State of Delaware (other than federal or state securities laws), or any order, or writ, injunction, or decree applicable to the Company known to such counsel of any government, governmental agency or court having jurisdiction over the Company or any of its properties, which violation or default would have a material adverse effect on the business of the Company.

                  (xvi) To the best of such counsel's knowledge after due inquiry, there are no defects in title or leasehold interests, or any liens, encumbrances, equities, charges or claims not disclosed in the Prospectus which would materially affect the present occupancy or use of any of the real or personal property owned or leased by the Company.

                  (xvii) The statements under the captions "Management - Stock Option Plan," "Management - Limitation on Liability and Indemnification Matters," "Certain Transactions," "Description of Capital Stock," "Description of the Term Loan and Certain Other Outstanding Indebtedness" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

                  In expressing the foregoing opinion, as to matters of fact relevant to conclusions of law, counsel may rely, to the extent that they deem proper, upon certificates of public officials and of the officers of the Company.

                  In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or Prospectus, in connection with such counsel's representation, investigation and due inquiry of the Company in the preparation of the Registration Statement, nothing has come to the attention of such counsel which causes them to believe that the Registration Statement or Prospectus (except as to the financial and statistical information mentioned in the preceding clause) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that such opinion of counsel does not require any statement concerning statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to information furnished to the Company by any of the Underwriters in writing specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

                  (e) The Representative shall have received from Briggs and Morgan, Professional Association, its counsel, such opinion or opinions as the Representative may reasonably require, dated as of each closing date and satisfactory in form and substance to the Representative, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to said counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters. In connection with such opinion, as to matters of fact relevant to conclusions of law, such counsel may rely, to the extent that they deem proper, upon representations or certificates of public officials and of responsible officers of the Company.

                  (f) The Representative and the Company shall have received letters, dated the date hereof and as of each closing date, from KPMG Peat Marwick LLP, independent public accountants, substantially in the form set forth in Appendix A hereto.

                  (g) The Representative shall have received from the Company a certificate, dated as of each closing date, signed by the principal executive officer and the principal financial or accounting officer of the Company to the effect that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of each closing date. The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, such date.

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or to the best knowledge of such officers is pending or contemplated under the 1933 Act.

                  (iii) Neither the Registration Statement nor the Prospectus nor any amendment thereof or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; provided, however, that such certificate does not require any representation concerning statements in, or omissions from, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by any of the Underwriters specifically for use in the preparation of the Registration Statement or the Prospectus or any such amendment or supplement.

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as contemplated or referred to in the Prospectus, the Company has not incurred any direct or contingent liabilities or obligations material to the Company, or entered into any material transactions, except liabilities, obligations or transactions in the ordinary course of business, and there has not been any change in the capital stock, short-term debt, or long-term debt of the Company, any material adverse change in the financial position, net worth or results of operations of the Company or declaration or payment of any dividend by the Company.

                  (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

                  (vi) Except as is otherwise expressly stated in the Registration Statement and Prospectus there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body, or, to the best of such officers' knowledge, threatened, to which the Company is a party or of which the business or property of the Company is the subject.

                  (h) The Representative shall have received, dated as of each closing date, from the Secretary of the Company a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Amended and Restated Certificate of Incorporation of the Company and the Amended Bylaws of the Company have been validly adopted and have not been amended or modified, except as described in the Prospectus.

                  (i) Except as disclosed by the Company in writing to the Representative, the Representative shall have received a written agreement from each of the officers, directors and stockholders who beneficially own __________or more shares of the outstanding Common Stock of the Company, that for 360 days following the Effective Date, such person will not, without the Representative's prior written consent, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, other than by gift to donees who agree to be bound by the same restriction or by will or the laws of descent, any of his or her Common Stock, or any options, warrants or rights to purchase Common Stock or any shares of Common Stock received upon exercise of any options, warrants or rights to purchase Common Stock, all of which are beneficially held by such persons during the 360-day period except pursuant to the terms of such written agreement.

                  (k) The Company's Common Stock shall have been approved for quotation on the NASDAQ National Market.

                  (l) The Company shall have furnished to the Underwriters, dated as of the date of each closing date, such further certificates and documents as the Representative shall have reasonably required.

                  (m) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representative and its legal counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

                  (n) The Representative may waive in writing the performance of any one or more of the conditions specified in this Section 4 or extend the time for their performance.

                  (o) If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each closing date by the Representative. Any such cancellation shall be without liability of the Underwriters to the Company or to any other party, and shall not relieve the Company of its obligations under Section 3(h) hereof. Notice of such cancellation shall be given to the Company at the address specified in Section 11 hereof in writing, or by facsimile or telephone and confirmed in writing.

         5.       Representative's Warrant.

         On the First Closing Date, the Company shall sell to you for $50 the Representative's Warrant, which shall first become exercisable one year after the Effective Date and shall remain exercisable for a period of four years thereafter. The Representative's Warrant shall be subject to certain transfer restrictions and shall be in substantially the form filed as an exhibit to the Registration Statement and attached as Appendix B hereto.

         6.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, or each such controlling person may become subject, under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus if used prior to the Effective Date of the Registration Statement or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse each Underwriter, and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement, or alleged untrue statement, omission or alleged omission, made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, any Underwriter in writing specifically for use in the preparation of the Registration Statement or any such post effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter), if the person asserting any loss, claim, damage or liability purchased the Shares from such Underwriter which are the subject thereof, was not sent or given a copy of the Prospectus with, or prior to, the written confirmation of the sale of such Shares to such person. This indemnity agreement is in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the 1933 Act against any losses, claims, damages or liabilities to which any of the Company or any such director, officer, or controlling person may become subject, under the 1933 Act, the 1934 Act, the common law, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus if used prior to the Effective Date of the Registration Statement or in the Prospectus (as amended or as supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction in order to qualify the Shares under, or exempt the Shares or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each of the above cases to the extent, but only the extent, that such untrue statement, alleged untrue statement, omission or alleged omission, was made in reliance upon and in conformity with information furnished to the Company by, or on behalf of, any Underwriter in writing specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or in any application or other statement executed by the Company or by any Underwriter and filed in any jurisdiction; and each Underwriter will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Underwriters may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve it from any liability under this Section 6 as to the particular item for which indemnification is then being sought, unless such omission so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for such parties and controlling persons to be represented by separate counsel, any indemnified party shall have the right to employ separate counsel to represent it and all other parties and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or by the Company against the Underwriters hereunder, in which event the fees and expenses of one firm of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

         7.       Contribution.

                  (a) If the indemnification provided for in Section 6 is unavailable under applicable law to any indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The Company and the Underwriters agree that contribution determined by per capita allocation (even if the Underwriters were considered a single person) would not be equitable. The respective relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion (A) in the case of the Company as the total price paid to it for the Shares by the Underwriters (net of underwriting discount received but before deducting expenses) bears to the aggregate public offering price of the Shares, and (B) in the case of the Underwriters, as the aggregate underwriting discount received by them bears to the aggregate public offering price of the Shares, in each case as reflected in the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this
         Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. The Underwriters' obligation to contribute pursuant to this section are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Company and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

                  (b) Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit, or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under this
         Section 7, unless such omission so to notify prejudices the Contributing Party's ability to defend such action. Any notice given pursuant to Section 6 hereof shall be deemed to be like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

         8.       Effective Date of This Agreement and Termination.

                  (a) This Underwriting Agreement shall become effective at 10:00 a.m., Minneapolis time, on the first full business day following the earlier of the Effective Date or the day upon which this Agreement shall have been executed by the Representative, or such earlier time after the Effective Date and the execution of this Agreement as the Underwriters release Shares to the public. By giving notice as hereinafter specified before the time this Underwriting Agreement becomes effective, either the Representative, by notifying the Company, or the Company, by notifying the Representative, may prevent this Underwriting Agreement from becoming effective but the giving of such notice shall not affect the obligations of the Company under Section 3(h) hereof.

                  (b) Until the First Closing Date, this Agreement may be terminated by the Representative, at its option, by giving notice to the Company, if (i) the Company shall have sustained a loss by fire, flood, accident or other calamity which is material with respect to the business of the Company; the Company has become a party to material litigation not disclosed in the Registration Statement or the Prospectus; or the business or financial condition of the Company has become the subject of any material litigation not disclosed in the Registration Statement or the Prospectus, or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus any material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company, whether or not arising in the ordinary course of business, which loss or change, in the reasonable judgment of the Representative, shall render it inadvisable to proceed with the delivery of the Shares, whether or not such loss shall have been insured; (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established by the Commission or by such exchange; (iii) a general banking moratorium shall have been declared; (iv) there shall have been such a material adverse change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Representative, makes it inadvisable to proceed with the delivery of the Shares; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority, which in the judgment of the Representative materially and adversely affects or will materially and adversely affect the business or operations of the Company; (vi) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power or a formal declaration of war by the United States of America shall have occurred. Any such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 7 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 3(h) hereof.

                  (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 8, it shall notify the Company promptly by telegram or telephone, confirmed by letter sent to the address specified in Section 11 hereof. If the Company shall elect to prevent this Agreement from becoming effective, it shall notify the Representative promptly by telegram or telephone, confirmed by letter sent to the address specified in Section 11 hereof.

         9.       Default of Underwriter.

         If any Underwriter or Underwriters default in their obligation to purchase the Firm Shares hereunder and the aggregate amount of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total amount of Firm Shares, the other Underwriters shall be obligated, severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate amount of Firm Shares with respect to which such default or defaults occur is more than 10% of the total number of Firm Shares and arrangements satisfactory to the Representative and the Company for purchase of such Firm Shares by other persons (who may include one or more of the nondefaulting Underwriters, including the Representative) are not made within 72 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company except for the provisions of Sections 6 and 7 hereof. In such case as a default of an Underwriter occurs but the Agreement is not terminated because a substitute Underwriter is found, either you or the Company shall have the right to postpone the Closing Date, but in no event for more than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Survival of Indemnities, Contribution Agreements, Warranties and Representations.

         The respective indemnity and contribution agreements of the Company, and the Underwriters contained in Sections 6 and 7, respectively, the representations and warranties of the Company set forth in Section 1 hereof and the covenants of the Company set forth in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Underwriters, the Company, any of its officers and directors or any controlling person referred to in Sections 6 and 7 and shall survive the delivery of and payment for the Shares. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

         11.      Notices.

         All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Representative or any of the Underwriters, shall be mailed, delivered, or telecopied and confirmed, to John G. Kinnard and Company, Incorporated, Kinnard Financial Center, 920 Second Avenue South, Minneapolis, Minnesota 55402, Attention: Joseph
A. Radecki, with a copy to William T. Dolan, Esq., Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota 55402; if sent to the Company, shall be mailed, delivered, or telegraphed, and confirmed, to Pallet Recycling Associates of North America, Inc., 2665 Long Lake Road, Roseville, Minnesota 55113, Attention: Jeffery E. Otto, Chairman and CEO, with a copy to Kenneth L. Cutter, Esq., Dorsey & Whitney LLP, Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402-1498.

         12.      Information Furnished by the Underwriter.

         The statements relating to the stabilization activities of the Underwriters and the statements under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the information furnished by, or on behalf of, the Underwriters in writing specifically for use with reference to the Underwriters referred to in Section 1(b) and Section 6 hereof.

         13.      Parties.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, their respective successors and assigns and the officers, directors and controlling persons referred to in Sections 6 and 7. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns and the controlling persons, officers and directors referred to in Sections 6 and 7 any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Shares from the Underwriters shall be construed a successor or assign merely by reason of such purchase.

         14.      Governing Law.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterpart of this Agreement, whereupon it will become a binding agreement between the Company and each of the Underwriters in accordance with its terms.


                                        Very truly yours,

                                        PALLET RECYCLING ASSOCIATES OF NORTH
                                        AMERICA, INC.


                                        By _____________________________________

                                           Its _________________________________


The foregoing Underwriting Agreement is
hereby confirmed and accepted by the
undersigned for itself and as
Representative of the Underwriters
referred to in the foregoing Agreement
as of the date first above written.

JOHN G. KINNARD AND COMPANY,
INCORPORATED

By _____________________________
   Its__________________________


                                   SCHEDULE I




       NAME OF UNDERWRITER                                 NUMBER OF FIRM SHARES

John G. Kinnard and Company, Incorporated


                                   APPENDIX A


                 FORM OF COMFORT LETTER OF KPMG PEAT MARWICK LLP


         (1) They are independent public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

         (2) In their opinion, the financial statements of the Company included in the Registration Statement which are stated therein to have been examined by them conform in all material respects with generally accepted accounting principles.

         (3) They have carried out specified procedures, which have been agreed to by the Underwriters, with respect to certain information in the Prospectus specified by the Underwriters, and on the basis of such procedures, they have found such information to be in agreement with the accounting records of the Company or with material derived from such records.


                                   APPENDIX B


                                     WARRANT


                          TO PURCHASE 275,000 SHARES OF
                                 COMMON STOCK OF


               PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.


         THIS CERTIFIES THAT, for good and valuable consideration, John G. Kinnard and Company, Incorporated (the "Underwriter"), or its registered assigns, is entitled to subscribe for and purchase from Pallet Recycling Associates of North America, Inc., a Minnesota corporation (the "Company"), at any time after ____________, 1997 (one year after Effective Date as defined in the Underwriting Agreement), up to and including ____________, 2001, Two Hundred Seventy-Five Thousand (275,000) fully paid and nonassessable shares of the Common Stock of the Company at the price of $_____ per share (the "Warrant Exercise Price"), subject to the antidilution provisions, and to the provisions of Section 10, of this Warrant. Reference is made to this Warrant in the Underwriting Agreement dated ____________, 1996, by and between the Company and the Underwriter. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Underwriter, any party who acquires all or a part of this Warrant as a registered transferee of the Underwriter, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; the term "Common Stock" means and includes the Company's presently authorized common stock, $.01 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company; and the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock.


         This Warrant is subject to the following provisions, terms and conditions:

         1.       Exercise: Transferability.

         (a) Subject to the provisions of Section 3 hereof, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

         (b) For a period of one year from the Effective Date, this Warrant may not be sold, assigned, hypothecated, or otherwise transferred, other than by will or pursuant to the operation of law, except to a person who is a stockholder and an officer of the Underwriter. Further, for a period of one year from the Effective Date, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof.

         2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Underwriter shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3.       Issuance of the Warrant Shares.

         (a) The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

         (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with registrations under applicable securities laws or an opinion of counsel reasonably acceptable to it to the effect that an exemption from the applicable securities registration requirements is available. Nothing herein, however, shall obligate the Company to effect registration under federal or state securities laws, except as provided in Section 9. If registration is not in effect and if the Company has not received an opinion of counsel reasonably acceptable to it to the effect that an exemption is available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registration becomes effective or the Company has received an opinion of counsel reasonably acceptable to it to the effect that an exemption is available, and the Warrant shall then remain exercisable for a period of at least 45 calendar days from the date the Company delivers to the Holder written notice of the availability of such registration or exemption. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

         4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

         (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

                  (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

                  (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                  (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the total number of shares of Common Stock outstanding immediately prior to such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

         (b) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

         (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he, she or it would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

         (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and provided further that the Holder and prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

         (b) If in the opinion of either of the counsel referred to in this
Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

         8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of Securities Dealers, Inc's Automated Quotations System (NASDAQ), or if not listed on a national securities exchange or quoted in NASDAQ, the average of the last reported closing bid and asked prices as reported by Metro Data Company, Inc. from quotations by market makers in such Common Stock on the Minneapolis-St.Paul local over-the-counter market.

         9. Registration Rights.

         (a) If at any time after ____________, 1996 and prior to the end of the two-year period following complete exercise of this Warrant or ____________, 2003, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling stockholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

         (b) Further, on a one-time basis during the four-year period commencing ____________, 1997 (one year after the Effective Date as defined in the Underwriting Agreement), upon request by the Holder or Holders of a majority in interest of this Warrant, of any Warrants issued pursuant to Section 2 and/or
Section 3(a) hereof, and of any Warrant Shares, the Company will promptly take all necessary steps to register or qualify, on Form S-3, if available, under the 1933 Act and the securities laws of such states as the holders may reasonably request, such number of Warrant Shares issued and to be issued upon exercise of the Warrants requested by such holders in their request to the Company. If Form S-3 is not available the Company will have no obligation to effect the registration provided for by this Section 9(b) until such time as Form S-3 is available. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this subparagraph (b) for such period as may be reasonably necessary for such Holder or Holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. The Company shall pay all costs of the registration provided for in this section 9(b).

         (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, NASDAQ fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

         (d) The Company hereby indemnifies each of the Holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

         (e) Notwithstanding anything contained in this Section 9, Holders requesting inclusion of Warrant Shares in any registration statement shall not be required to exercise the Warrant prior to closing of the offering of Warrant Shares covered by such registration statement.

         10. Additional Right to Convert Warrant.


         (a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration into shares of the Company's Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any Warrant Exercise Price) that number of shares of the Company's Common Stock equal to the result obtained by (a) multiplying (i) the number of warrant shares the holder seeks to convert by (ii) the result of subtracting (x) the Warrant Exercise Price from (y) the Fair Market Value of a share of the Company's Common Stock immediately prior to the exercise of the Conversion Right and (b) dividing the product of (a) above by the Fair Market Value of a share of the Company's Common Stock immediately prior to the exercise of the Conversion Right; provided, however, that in no event shall the number of shares of the Company's Common Stock deliverable to the holder of this Warrant exceed 275,000, subject to adjustment as provided in Section 5.


         (b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

         (c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of the Company's Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the warrant shall not have been exercised.

         (d) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq Stock Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date, and

                  (ii) If the Company's Common Stock is not traded on an exchange or on the Nasdaq Stock Market, but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

         IN WITNESS WHEREOF, Pallet Recycling Associates of North America, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated ____________, 1996.




PALLET RECYCLING ASSOCIATES OF NORTH AMERICA,
INC.



By ____________________________
   Its ________________________


               PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.
                                WARRANT EXERCISE

                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)


         The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________________ shares of the Common Stock of Pallet Recycling Associates of North America, Inc., to which such Warrant relates and herewith makes payment of $____________ therefor in cash or by certified or cashier's check and requests that the certificates for such shares be issued in the name of, and be delivered to ___________________________, whose address is set forth below the signature of the undersigned. If said number of shares shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.


                                       Name of Warrant Holder:

                                       _________________________________________
                                       (Please print)


                                       Address of Warrant Holder:

                                       _________________________________________

                                       _________________________________________


                                       Tax Identification No. or
                                       Social Security No. of Warrant Holder:

                                       _________________________________________



                            Signature  _________________________________________

                                       NOTE: THE ABOVE SIGNATURE SHOULD
                                       CORRESPOND EXACTLY WITH THE NAME OF THE
                                       WARRANT HOLDER AS IT APPEARS ON THE FIRST
                                       PAGE OF THE WARRANT OR ON A DULY EXECUTED
                                       WARRANT ASSIGNMENT.


                               Dated: __________________________________________



               PALLET RECYCLING ASSOCIATES OF NORTH AMERICA, INC.
                               WARRANT ASSIGNMENT

                  (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________, the assignee, whose address is _____________________________________________, and whose tax identification or social security number is _______________________, the right represented by the foregoing Warrant to purchase ___________________ shares of the Common Stock of Pallet Recycling Associates of North America, Inc., to which the foregoing Warrant relates and appoints ___________________________ attorney to transfer said right on the books of Pallet Recycling Associates of North America, Inc., with full power of substitution in the premises. If said number of shares shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                       Name of Warrant Holder:

                                       _________________________________________
                                       (Please print)


                                       Address of Warrant Holder:

                                       _________________________________________

                                       _________________________________________


                                       Tax Identification No. or
                                       Social Security No. of Warrant Holder:

                                       _________________________________________



                            Signature  _________________________________________

                                       NOTE: THE ABOVE SIGNATURE SHOULD
                                       CORRESPOND EXACTLY WITH THE NAME OF THE
                                       WARRANT HOLDER AS IT APPEARS ON THE FIRST
                                       PAGE OF THE WARRANT OR ON A DULY EXECUTED
                                       WARRANT ASSIGNMENT.


                               Dated: __________________________________________